SUB ITEM
                                     77QI(a)

                              MFS SERIES TRUST III

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                              DESIGNATION OF SHARES

          Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004, as amended (the Declaration), of
     MFS Series Trust III, a business trust organized under the laws of The Commonwealth of Massachusetts (the Trust), the undersigned Trustees of the
   Trust, being a majority of the Trustees of the Trust, do hereby amend and restate Exhibit B of the Declaration as follows:

     Pursuant to Section 6.10 of the Declaration, the Trustees have divided the Shares of each series of the Trust to create the classes of Shares, within the meaning of Section 6.10, listed below.

     1. The classes of Shares of MFS High Income Fund are designated Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class R1
 Shares, Class R2 Shares, Class R3 Shares, Class R4 Shares, Class 529A
             Shares, Class 529B Shares, and Class 529C Shares.

         The classes of Shares of MFS High Yield Opportunities Fund are designated Class A Shares, Class B Shares, Class C Shares, Class I Shares, Class W Shares, Class R1 Shares, Class R2 Shares, Class R3
                        Shares, and Class R4 Shares.

     The classes of Shares of MFS Municipal High Income Fund are designated
           Class A Shares, Class B Shares, and Class C Shares.

     2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration. The designation of classes hereby shall not impair the power of the Trustees from time to time to designate additional classes of shares.

         3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the applicable series, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

      4. Shares of each class shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter.

         5. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes designated hereby without any action or consent of Shareholders.

      6. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class in accordance with Article IX of the Declaration.

        IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of November 14, 2008 and further certify, as provided by the provisions of
 Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

                                ROBERT E. BUTLER

                                Robert E. Butler
                         c/o MFS Investment Management
                               500 Boylston Street

                                Boston, MA 02116

                                LAWRENCE H. COHN

                                Lawrence H. Cohn
                          c/o MFS Investment Management
                               500 Boylston Street

                                 Boston,MA 02116

                                DAVID H. GUNNING
                                David H. Gunning
                          c/o MFS Investment Management
                               500 Boylston Street

                                Boston, MA 02116

                                WILLIAM R. GUTOW
                                William R. Gutow
                          c/o MFS Investment Management
                               500 Boylston Street

                                Boston, MA 02116

                                 MICHAEL HEGARTY

                                 Michael Hegarty
                          c/o MFS Investment Management
                               500 Boylston Street

                                Boston, MA 02116

                                 J. ATWOOD IVES

                                 J. Atwood Ives
                          c/o MFS Investment Management
                               500 Boylston Street

                                Boston, MA 02116

                               ROBERT J. MANNING

                               Robert J. Manning
                           MFS Investment Management

                              500 Boylston Street
                                Boston, MA 02116

                               LAWRENCE T. PERERA

                               Lawrence T. Perera
                         c/o MFS Investment Management
                               500 Boylston Street
                                Boston, MA 02116


                                ROBERT C. POZEN

                                Robert C. Pozen
                           MFS Investment Management

                               500 Boylston Street
                                Boston, MA 02116

                                J. DALE SHERRATT

                                J. Dale Sherratt
                         c/o MFS Investment Management

                               500 Boylston Street
                                Boston, MA 02116

                               LAURIE J. THOMSEN


                               Laurie J. Thomsen
                         c/o MFS Investment Management

                              500 Boylston Street
                                Boston, MA 02116

                                 ROBERT W. UEK

                                 Robert W. Uek
                         c/o MFS Investment Management

                              500 Boylston Street
                               Boston, MA 02116